UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 418-7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 31, 2021, the Board of Directors (the “Board”) of Zendesk, Inc. (the “Company”) appointed Brandon Gayle to the Board as a Class II director and Steve Johnson as a Class III director, effective that day. Mr. Gayle’s term will expire at the Company’s 2022 annual meeting of stockholders, and Mr. Johnson’s term will expire at the Company’s 2023 annual meeting of stockholders. Concurrent with each of their appointments to the Board, Mr. Gayle was appointed to the Audit Committee of the Board and Mr. Johnson was appointed to the Compensation Committee of the Board.

There are no arrangements or understandings between either Mr. Gayle or Mr. Johnson and any other persons pursuant to which they were selected to serve as a director. Additionally, there are no transactions involving the Company and Mr. Gayle or Mr. Johnson that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Each of Mr. Gayle and Mr. Johnson will be entitled to receive compensation for their Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2019, as adjusted by the Board from time to time. Additionally, as set forth in the Non-Employee Director Compensation Policy and in connection with Mr. Gayle’s and Mr. Johnson’s appointment, the Board has granted each of Mr. Gayle and Mr. Johnson restricted stock units having a fair market value equal to $200,000 (in each case, pro-rated for the amount of time remaining until the anniversary of the most recent annual meeting of stockholders), based on the average closing price of the Company’s common stock over the 30 trading days prior to the date of grant. The restricted stock units shall vest in full on the anniversary of the Company’s most recent annual meeting of stockholders, subject to such director’s continued service as a director through the vesting date. The Company has also entered into its standard form of Indemnification Agreement with each of Mr. Gayle and Mr. Johnson in connection with their appointment to the Board.

Appointment of Chief Operating Officer

On March 31, 2021, the Company’s Board appointed Jeffrey Titterton as Chief Operating Officer of the Company, effective April 5, 2021.

Mr. Titterton, age 48, has served as the Company’s Chief Marketing Officer since October 2018, until his appointment as Chief Operating Officer. Mr. Titterton served as the Company’s Senior Vice President, Marketing from May 2017 until October 2018. From January 2017 to May 2017, Mr. Titterton served as the Head of Global Campaign and Engagement Marketing for Adobe Inc., a software company, where he also was the Head of Engagement Marketing, Creative Cloud from August 2013 to January 2017. Prior to that, he served as the Chief Marketing Officer for 99designs, a graphic design marketplace, from August 2011 to August 2013. Mr. Titterton holds a B.A. in English and a concentration in economics from Cornell University.

There are no arrangements or understandings between Mr. Titterton and any other persons pursuant to which he was appointed as Chief Operating Officer. There are also no family relationships between Mr. Titterton and the executive officers or directors of the Company, and no transactions involving the Company and Mr. Titterton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Titterton’s appointment as the Chief Operating Officer of the Company, the Company expects the Compensation Committee of the Board to approve the following additional compensation for Mr. Titterton:

Salary and Bonus. Mr. Titterton’s annual salary rate will be increased to $400,000 and his target bonus under the Company’s Amended and Restated Executive Incentive Bonus Plan will continue to be 75% of his base salary.

Equity Compensation. Mr. Titterton will be granted an option to purchase shares of the Company’s common stock under the Zendesk, Inc. 2014 Stock Option and Incentive Plan (the “Stock Plan”) valued at $500,000. The number of shares of the Company’s common stock subject to the option will be determined by multiplying $500,000 by two, then dividing the result by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition, Mr. Titterton will be granted the number of restricted stock units under the Stock Plan equal to $500,000 divided by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis. Each of Mr. Titterton’s stock option award and restricted stock unit award will vest over a period of four years, with 1/48th of the shares subject to each respective grant vesting each month after the vesting commencement date, subject to Mr. Titterton’s continued employment with the Company on the applicable vesting date.

Appointment of Chief Technology Officer

On March 31, 2021, the Company’s Board appointed Adrian McDermott as its Chief Technology Officer, effective April 5, 2021. From October 2016 until his appointment as Chief Technology Officer, Mr. McDermott served as the Company’s President of Products. Mr. McDermott has served on the board of directors of FireEye, Inc., a security software company, since January 2019. Mr. McDermott served as the Company’s Senior Vice President, Product Development from July 2010 until October 2016. Mr. McDermott holds a B.Sc. in computer science from De Montfort University.

There are no arrangements or understandings between Mr. McDermott and any other persons pursuant to which he was appointed as Chief Technology Officer. There are also no family relationships between Mr. McDermott and the executive officers or directors of the Company, and no transactions involving the Company and Mr. McDermott that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. McDermott’s appointment as the Chief Technology Officer of the Company, the Company expects the Compensation Committee of the Board to approve the following additional compensation for Mr. McDermott:

Equity Compensation. Mr. McDermott will be granted an option to purchase shares of the Company’s common stock under the Stock Plan valued at $500,000. The number of shares of the Company’s common stock subject to the option will be determined by multiplying $500,000 by two, then dividing the result by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition, Mr. McDermott will be granted the number of restricted stock units under the Stock Plan equal to $500,000 divided by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis. Each of Mr. McDermott’s stock option award and restricted stock unit award will vest over a period of three years, with 1/3rd of the shares subject to each respective grant vesting each year after the vesting commencement date, subject to Mr. McDermott’s continued employment with the Company on the applicable vesting date.

Resignation of Chief Financial Officer

As previously announced, Elena Gomez will resign from her position as Chief Financial Officer of the Company. As of March 31, 2021, the Company confirmed that the final day of employment for Ms. Gomez will be May 5, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Amended and Restated Executive Incentive Bonus Plan.

10.2(2)	2014 Stock Option and Incentive Plan, and related form agreements.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

(1)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K, filed on February 11, 2015 (File No. 001-36456).

(2)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Annual Report on Form 10-K, filed on February 12, 2021 (File No. 001-36456).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.

April 6, 2021	By:	/s/ Mikkel Svane
	Name:	Mikkel Svane
	Title:	Chief Executive Officer (Principal Executive Officer)